Exhibit 99.4

                           LEASE TERMINATION AGREEMENT

         This Lease Termination Agreement ("Agreement") is made and entered into effective as of the 13th day of January, 2005 by and between PHARMAFRONTIERS CORP., Assignee of OPEXA PHARMACEUTICALS, INC., ("Tenant") and STEBBINS GREEN CORNER, L.P. ("Landlord") with reference to the following:

RECITALS:

         Reference is here made to that Tenant and Landlord entered into a lease agreement (the same, as heretofore renewed, modified and amended from time to time, is herein called the "Lease") for office/warehouse space located at 835 Greens Parkway, Suite 150, Houston, Texas dated on or about May 31, 2002, executed by and between Landlord and Tenant. Words with initial capital letters used but not defined herein shall have the respective meanings assigned to them in the Lease.

         Tenant has expressed a desire to terminate the Lease. Landlord and Tenant hereby agree to terminate the Lease prior to the scheduled expiration of the term thereof and they enter into this Agreement to set forth their understandings and agreements in respect thereto.

AGREEMENTS:

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein Landlord and Tenant hereby agree as follows:

         1. Termination Date. The Lease, including all rights and options of Tenant, its subtenants, successors and assigns thereunder including, without limitation, Tenant's right to use and occupy the Premises and any and all other rights of Tenant or any other party, if any, to use and occupy the Premises shall terminate at 5:00 p.m., Houston, Texas local time, on February 28, 2005 (the "Lease Termination Date").

                  In this regard, Tenant represents and warrants that it has not assigned or sublet or in any way transferred its rights or interest in the Lease as of this date.

         2. No Reimbursement of Expenses; Termination Fee and Other Consideration to Landlord. Tenant acknowledges that no sums shall be due and payable by Landlord to Tenant in connection with the termination of the Lease or for losses to Tenant resulting therefrom including, without limitation, interruption of Tenant's business, moving costs and expenses, and increased rental or other operating expenses incurred by Tenant due to or arising out of the relocation of Tenant's business.

                  In consideration of Landlord's agreements set forth herein, Tenant (a) shall pay to Landlord a "Termination Fee" on or before the Lease Termination Date as follows: the sum of (i) $56,762.54 in cash or certified funds if payment is received on or before February 28, 2005, or (ii) $65,967.28 if payment is received after February 28, 2005; (b) hereby surrenders to

                  Landlord the Tenant's Security Deposit in the amount of $15,379.69 and all other monies previously paid; and (c) shall convey all modular furniture (eight (8) stations installed in offices and eight (8) stations stored in warehouse) to Landlord as part of this Agreement.

         3. Personal Property. Tenant acknowledges that it shall have no right to remove any fixture, or property from the Premises other than Personal Property of Tenant removed prior to Lease Termination.

         4. Obligations Which Survive; Mutual Release. Notwithstanding the termination of the Lease, the obligations of Landlord and Tenant which, by the provisions of the Lease, survive the expiration or sooner termination of the same, shall survive, including without limitation, operating expense reconciliations for 2004, however, Tenant shall not be obligated to pay any such prorated operating expense reconciliations for 2005. Subject to the preceding sentence hereof, Landlord and Tenant each hereby release one another from any and all claims, demands, suits, and liabilities each may hold against the other as of the date hereof and which arise out of, or are related to, the Lease.

         5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas. The prevailing party in any litigation or other similar action arising out of or related to this Agreement shall be entitled to collect reasonable attorneys' fees and other costs incurred in such action from the other party hereto in addition to all other awards in such action. This Agreement may only be amended in a writing signed by all parties hereto. All sums of whatever nature owed by Tenant to Landlord under this Agreement shall bear interest from the date due thereof until paid at the lesser of eighteen percent (18%) per annum or the maximum interest rate per annum allowed by law.

         EXECUTED effective as of the date and year first above written.

                                  STEBBINS GREEN CORNER, L.P.

                                  By: /s/Fred Caldwell
                                      -----------------------------------------
                                      Name: Fred Caldwell
                                      Title: President
                                                                      "Landlord"


                                  PHARMAFRONTIERS CORP.

                                  By: /s/ C.W. Rouse
                                      ------------------------------------------
                                      Name: C.W. Rouse
                                      Title: C.F.O.
                                                                        "Tenant"


                                       2